UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Natural Grocers by Vitamin Cottage, Inc.

(Exact name of registrant as specified in its charter)

Delaware	45-5034161
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

12612 West Alameda Parkway, Lakewood, Colorado	80228
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-182186 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None.

(Title of class)

Item 1.    Description of Registrant’s Securities to be Registered.

The description of the Registrant’s common stock, par value $0.001 per share, to be registered is incorporated by reference to the description contained under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (No. 333-182186) as initially filed with the Securities and Exchange Commission (the “Commission”) on June 18, 2012, as the same may be amended (the “Registration Statement”), and in any prospectus relating to the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).  The form of prospectus that constitutes part of the Registration Statement and is filed pursuant to Rule 424(b) under the Securities Act shall be deemed incorporated herein by reference.

The Registrant’s common stock to be registered hereunder has been approved for listing on the The New York Stock Exchange under the symbol “NGVC.”

Item 2.    Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on behalf of the undersigned, thereto duly authorized.

NATURAL GROCERS BY VITAMIN COTTAGE, INC.

	By:	/s/ Kemper Isely
KEMPER ISELY
Date: July 23, 2012	CO-PRESIDENT

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